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                                  Exhibit (d)2

                 AMENDMENT TO SUB-INVESTMENT ADVISORY AGREEMENT

     This Amendment is made as of May 12, 2003, between Janus Capital Management LLC, a Delaware limited liability company ("JCM"), and Mason Street Advisors, LLC, a Delaware limited liability company ("Investment Manager").

                                   BACKGROUND
                                   ----------

     A. JCM and Investment Manager are parties to a Sub-Investment Advisory Agreement dated May 1, 2003, (the "Agreement").

     B.   The parties wish to amend the Agreement as set forth below.

                                    AMENDMENT
                                    ---------

     For good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

     1. The first sentence of Section 1(a) of the Agreement shall be deleted and replaced with the following.

          "JCM shall, subject to the control of the Directors of the Fund and to the supervision of Investment Manager, have exclusive authority to manage the investment and reinvestment of the assets of the Portfolio, excluding short-term uninvested cash, provided that such management is in accordance with the Fund's articles of incorporation, by-laws, prospectus and Statement of Additional Information and in its registration statements under the Investment Company Act of 1940 (the "1940 Act"), Investment Manager acknowledges that JCM has authority to trade every day the market is open.

     2. The Agreement, as supplemented by this Amendment, is ratified and confirmed.

     3. This Agreement may be executed in two or more counterparts which together shall constitute one instrument.

JANUS CAPITAL MANAGEMENT LLC              MASON STREET ADVISORS, LLC


By: /s/ BONNIE M. HOWE                    By: /s/ MARK G. DOLL
    ----------------------------------        ----------------------------------
Name: Bonnie M. Howe                      Name: Mark G. Doll
Title: Vice President                     Title: President